Execution Version
SIXTH AMENDMENT TO PRIMING FACILITY CREDIT AGREEMENT
This SIXTH AMENDMENT TO PRIMING FACILITY CREDIT AGREEMENT (this “Amendment”) is entered into as of August 3, 2021 among GTT Communications, Inc., a Delaware corporation (the “Parent Guarantor”), GTT Communications B.V., a company organized under the laws of the Netherlands (the “Borrower”), the Lenders party hereto (which include the Required Lenders) (collectively, the “Consenting Lenders”) and Delaware Trust Company, as the administrative agent (the “Administrative Agent”). Capitalized terms used in this Amendment and not defined herein have the meanings assigned to them in the Credit Agreement (as defined below) referenced below.
WHEREAS, the Parent Guarantor, the Borrower, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Priming Facility Credit Agreement, dated as of December 28, 2020 (as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders consent to, and the Consenting Lenders have agreed to consent to, the amendments contemplated herein upon the terms and subject to the conditions set forth herein; and
WHEREAS, the Administrative Agent is executing this Amendment at the direction of the Consenting Lenders.
NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:
1.Amendments. As of the Effective Time (as defined below):
(a)Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in such Section in the applicable alphabetical order:
““Confidentiality Agreement” has the meaning assigned thereto in Section 6.01(o).
“Sale Amendment Notice” has the meaning assigned thereto in Section 6.01(o).
“Sale Completion Notice” has the meaning assigned thereto in Section 6.01(o).”
(b)Section 6.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Annual Financial Statements. Not later than 90 days after the close of each fiscal year of the Parent Guarantor ending on or after December 31, 2020 (or, solely, in the case of the fiscal year of the Parent Guarantor ending December 31, 2020, not later than August 17, 2021 (which date may be extended by the Required Lenders in writing (which writing may be in the form of an e-mail from the Ad Hoc Lender Group Advisors))), the audited consolidated balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, of stockholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of such independent public accountants of recognized national standing selected by the

Parent Guarantor, which opinion shall be unqualified (other than in respect of Non-U.S. Subsidiaries of the Parent Guarantor, for which such accountants may rely on the audited financial statements of other accountants in a manner consistent with past practices), in each case which such financial statements (A) shall be certified by a Financial Officer that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, or (B) contain such statements as are customarily included in unqualified reports of independent accountants. Any such financial statements that are filed pursuant to and are accessible through the SEC’s EDGAR system will be deemed to have been provided in accordance with this clause (a) so long as the Administrative Agent and each Lender have received notification of the same.”
(c)Section 6.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Quarterly Financial Statements. Not later than 45 days after the close of each of the first three fiscal quarters in each fiscal year of the Parent Guarantor (commencing with the fiscal quarter ending March 31, 2021) (or, solely, in the case of the fiscal quarters of the Parent Guarantor ending March 31, 2021 and June 30, 2021, not later than August 17, 2021 (which date may be extended by the Required Lenders in writing (which writing may be in the form of an e-mail from the Ad Hoc Lender Group Advisors))), the unaudited consolidated balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of operations, of stockholders’ equity and of cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of operations, of stockholders’ equity and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Parent Guarantor by a Financial Officer, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes. Any such financial statements that are filed pursuant to and are accessible through the SEC’s EDGAR system will be deemed to have been provided in accordance with this clause (b) so long as the Administrative Agent and each Lender have received notification of the same.”
(d)Section 6.01(o) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Infrastructure Sale Notices. The Parent Guarantor shall notify the Administrative Agent, the Private-Side Lenders and the Ad Hoc Lender Group Advisors (who may share such notice with any Lender that (i) is party to a confidentiality agreement with the Parent Guarantor (a “Confidentiality Agreement”) and (ii) consents to receipt of such information pursuant to a Confidentiality Agreement (which notice shall, if sent prior to the “Public Disclosure Time” as defined in such Confidentiality Agreement, be subject to the cleansing provisions of such Confidentiality Agreement)) of the material terms of any amendment, waiver, supplement, or other modification to the Existing Infrastructure Sale Agreement or any Replacement Infrastructure Sale Agreement (such notice, a “Sale

Amendment Notice”) as soon as reasonably practicable but in no event less than two (2) Business Days in advance of the effectiveness of any such amendment, waiver, supplement or other modification to the Existing Infrastructure Sale Agreement or any Replacement Infrastructure Sale Agreement, which for the avoidance of doubt, shall include any waiver of any Condition under the Existing Infrastructure Sale Agreement. In addition, the Parent Guarantor shall notify the Administrative Agent, the Private-Side Lenders and the Ad Hoc Lender Group Advisors (who may share such notice with any Lender that (i) is party to a Confidentiality Agreement and (ii) consents to receipt of such information pursuant to a Confidentiality Agreement (which notice shall, if sent prior to the “Public Disclosure Time” as defined in such Confidentiality Agreement, be subject to the cleansing provisions of such Confidentiality Agreement)) as soon as reasonably practicable but in no event less than five (5) Business Days prior to the occurrence of Completion (as defined in the Existing Infrastructure Sale Agreement) (such notice, a “Sale Completion Notice”).”
(e)Section 8.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Certain Covenants: the Parent Guarantor or the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in (1) Sections 6.01(e) and (f), Section 6.01(j), Section 6.01(o), Section 6.05(i), Section 6.13 or Article VII of this Agreement, (2) Sections 6.01(a)-(c), 6.04, 6.09, 6.10, or 6.15 of this Agreement and such default is not remedied for a period of ten (10) days or (3) Sections 6.01(d), 6.01(n) or 6.16 of this Agreement and such default is not remedied for a period of three (3) Business Days; or”
(f)Section 8.01(o) of the Credit Agreement is hereby amended by replacing the period at the end of such subclause with “; or”.
(g)Section 8.01 of the Credit Agreement is hereby amended by adding the following language as new subclause (p):
“(p)    Infrastructure Sale Notices: any Credit Party shall deliver a Sale Amendment Notice or Sale Completion Notice pursuant to Section 6.01(o); provided that the delivery of a Sale Amendment Notice or Sale Completion Notice pursuant to Section 6.01(o) shall not constitute an Event of Default unless and until the Required Lenders confirm in writing that such delivery constitutes an Event of Default under this Section 8.01(p).”
2.Direction of Required Lenders to Administrative Agent.
The undersigned Consenting Lenders (which constitute the Required Lenders) hereby direct the Administrative Agent to enter into this Amendment.
3.Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Effective Time”):
(a)the parties hereto shall have received an executed signature page hereto from each of the Parent Guarantor, the Borrower, the Administrative Agent and the Required Lenders;

(b)the Parent Guarantor and the Borrower shall have paid the reasonable and documented fees, charges and disbursements of (i) Seward & Kissel LLP, counsel to the Administrative Agent, (ii) the Ad Hoc Lender Group Advisors and (iii) the Ad Hoc Noteholder Group Advisors;
(c)the Required Lenders (as defined in the Existing Credit Agreement) shall have entered into the Fourth Amendment to Fourth Lender Forbearance Agreement, which, among other things, shall have extended the date and time “5:00 p.m., New York City time, on August 3, 2021” in clause (2) of the definition of Termination Event in Section 2(a) of the Fourth Lender Forbearance Agreement and Amendment No. 6, dated as of May 10, 2021, to “11:59 p.m., New York City time, on August 17, 2021”; and
(d)the Consenting Noteholders (as defined in the Noteholder Forbearance Agreement) shall have provided written consent (which may be evidenced by email from counsel) to the extension of the date and time “5:00 p.m., New York City time, on August 3, 2021” in clause (2) of the definition of Termination Event in Section 2(a) of the Noteholder Forbearance Agreement to “11:59 p.m., New York City time, on August 17, 2021”.
4.Representations and Warranties. To induce the Lenders party hereto to execute and deliver this Amendment, each of the Parent Guarantor and the Borrower represents, warrants and covenants that:
(a)this Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by the Parent Guarantor and the Borrower and constitutes a legal, valid and binding obligation in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law);
(b)neither the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby contravenes, results in a breach of, or violates (i) any provision of the Parent Guarantor or the Borrower’s organizational documents or (ii) any applicable law;
(c)as of the date hereof, no Default or Event of Default has occurred and is continuing; and
(d)the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made (except to the extent any such representation or warranty is qualified by “materiality” or “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects).
5.Indemnification. Each of the Consenting Lenders hereby reaffirms all of its obligations under Section 9.09 of the Credit Agreement with respect to the Administrative Agent’s entry into this Amendment and the transactions contemplated hereby. Each of the Parent Guarantor and the Borrower, for itself and on behalf of each other Credit Party, hereby reaffirms all of its obligations under Section 11.02 of the Credit Agreement with respect to the Administrative Agent’s entry into this Amendment and the transactions contemplated hereby. In executing this Amendment, the Administrative Agent shall be entitled to the benefit of every provision of the Credit Agreement relating to the conduct of or affecting the liability of or affording protection to the Administrative Agent.
6.Miscellaneous. The provisions of Section 11.08(b) through Section 11.08(e), and Sections 11.09, 11.10, 11.19 and 11.21 of the Credit Agreement are incorporated herein mutatis mutandis as if set forth herein. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
7.Effect of Amendment. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, in each case, as expressly modified by this Amendment. This Amendment is a Loan Document. Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
8.Reaffirmation and Acknowledgement. Each of the Parent Guarantor and the Borrower, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Obligations under the Loan Documents are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents (as amended hereby) to which it is a party, and (iv) reaffirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral to secure the Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.
9.Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10.Release.
(a)Release of Claims; No Defenses.
(i)As of the date of this Amendment, each of the Parent Guarantor and the Borrower, for itself and on behalf of each other Credit Party and each of their respective Subsidiaries (collectively, the “Releasors”), to the fullest extent permitted by law, hereby releases, and forever discharges the Administrative Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of usury, which relate, in whole or in part, directly or indirectly, to the Loans, the Loan Documents, the Obligations, the Collateral or this Amendment, in each case, which existed, arose or occurred at any time prior to the date of this Amendment, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Amendment, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, unfair dealing, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, or otherwise, and any claim based upon illegality or usury (collectively, the “Released Claims”). No Releasor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims. The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses which existed, arose or occurred at any time prior to the date of this Amendment, all of which are released by the provisions hereof in favor of the Released Parties.
(ii)Each Releasor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan Documents or this Amendment, that can be asserted either to reduce or eliminate all or any part of any of the Releasors’ liability to the Administrative Agent and the Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent or the Lenders, for or in connection with the Loans or any of the Loan Documents. Each Releasor further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Amendment.
(iii)Each Releasor hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist as of the date of this Amendment, which, if known, would have materially affected the decision to agree to these releases. Accordingly, each Releasor hereby agrees, represents and warrants to the Administrative Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that each Releasor nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.

(iv)In making the releases set forth in this Amendment, each Releasor acknowledges that it has not relied upon any representation of any kind made by any Released Party.
(v)It is understood and agreed by the Releasors and the Released Parties that the acceptance of delivery of the releases set forth in this Amendment shall not be deemed or construed as an admission of liability by any of the Released Parties and the Administrative Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first above written.
GTT COMMUNICATIONS, INC.

By:    /s/ Donna Granato                                                     Name: Donna Granato
        Title: Interim Chief Financial Officer

                        GTT COMMUNICATIONS B.V.

By:    /s/ Donna Granato                             Name: Donna Granato
        Title: Director

GTT – Sixth Amendment to Priming Facility Credit Agreement

Acknowledged and agreed to:
DELAWARE TRUST COMPANY,
as Administrative Agent

By:    /s/ Sean Foronjy                            Name: Sean Foronjy
        Title: Vice President

GTT – Sixth Amendment to Priming Facility Credit Agreement